AGREEMENT FOR THE ASSIGNMENT OF MINING AGREEMENTS

entered into by

Sunburst Mining de México S.A. de C.V.

(“Sunburst”),

as assignor,

represented by Francisco Ramon Quiroz Luna and Yadhira Rivera Balderrama.

Mexoro Minerals Ltd.

(“Mexoro”),

represented by Francisco Ramon Quiroz Luna,

Paramount Gold de México S.A. de C.V.

(“Paramount”),

as assignee,

represented by  Eduardo Robles Elías

and

Paramount Gold and Silver Corp.

(“PG&S”),

represented by Eduardo Robles Elias.

CLAUSES

(I)

PURPOSE OF THIS AGREEMENT  AND

DEFINITIONS

A)

This Agreement is entered into in order to formalize in a final Contract, certain agreements reached by Sunburst, Paramount, PG&S, and Mexoro through a Letter of Agreement, as defined in paragraph (B) numeral 5 (five) of this clause.

B)

For all purposes hereof, the following terms, stated with an initial capital letter, shall have the meanings attributed to them below, unless otherwise stated through the word’s context:

1)

“Assets” refers to the Option Agreements, the Concessions under Option, the Lots, Related Agreement, Permits, and all types of rights,

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

interests or privileges directly or indirectly related to the agreements, concessions, lots, permits, and covenants referred to under this numeral, and any modification or addition the Assets have had to the Closing Date, but in all cases, free of Liens, except for the Permitted Liens.

2)

“Affiliate” refers to an entity controlled by another o an entity that is also controlled by the entity that controls the Affiliate, either through voting rights or any type of contractual or business arrangement.

3)

“Astorga” refers to Rafael Fernando Astorga Hernández, a Mexican national born in Chihuahua, on August 12 (twelve), 1940 (one thousand nine hundred forty),married, occupation miner, with domicile at Calle Republica 706, Colonia Panoramico, Chihuahua, Chihuahua.

4)

“Ayub” refers to Mario Humberto Ayub Touché, a Mexican national, born in Chihuahua, Chihuahua, on September 12 (twelve), 1953 (one thousand nine hundred fifty three), occupation mining entrepreneur, with elected domicile at Calle Ramirez Calderon 1402, Colonia San Felipe, Chihuahua, Chihuahua 31203  and married under the system of property owned separately by husband and wife.

5)

“Letter of Agreement” refers to the agreement referred to as Letter of Agreement, executed by Sunburst and Mexoro on May 13 (thirteen), 2009 (two thousand and nine), and by Paramount and PG&S on  May 19 (nineteen), 2009 (two thousand and nine), a simple copy of which is added hereto as attachment “A”.

6)

“Closing”  refers to the execution, delivery and ratification of this Agreement by all the contracting parties, before a Notary Public selected and paid by Paramount, for all parties hereof, which shall take place on Boulevard Hidalgo 64 (sixty four), in Hermosillo, Sonora, at the latest at 10:00 (ten) hours in the morning on June 30 (thirty), 2009 (two thousand and nine), and “Closing Date” refers to the aforementioned June 30 (thirty), 2009 (two thousand and nine). This Agreement may be executed by the representatives of Sunburst and Mexoro in Chihuahua, Chihuahua, before a notary public selected and  paid by Sunburst, and the representative of Paramount in Hermosillo, Sonora, before a notary public selected and paid by Paramount, or in different copies thereof (or counterparts), ratified before a Notary Public, in which case the “Closing

[2]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

Date” shall refer to the day on which it is executed and ratified before a notary public by the last of the parties executing and ratifying it, and in which case, the diverse counterparts thereof, taken jointly, shall constitute and shall be deemed a sole instrument for all legal purposes.

7)

“Concessionaires” refers to the holders of the Concessions under Option.

8)

“San Francisco Concession” refers to the mining concession described in attachment “B” hereof and the rights resulting thereof, without making a distinction with respect to the title ownership and said rights.

9)

“San Antonio Concessions” refers to the mining concessions described in attachment “C” hereof and the rights resulting thereof, without making a distinction with respect to the title ownership and said rights.

10)

“Concessions” refers to the mining concessions described in attachment “D” hereof and the rights resulting thereof, without making a distinction with respect to the title ownership and said rights.

11)

“Concessions under Option” refers to the San Antonio and the Concessions and those which, in a given case, may substitute these by reason of a decrease in area, administrative correction, or any other reason or circumstance.

12)

“San Antonio Option Agreement” refers to the Exploration Agreement with Purchase Option of the rights under concession entered into by MRT and Astorga on January 15 (fifteen), 2004 (two thousand and four), ratified before José R. Miller Hermosillo, notary public number 2 (two), in and for Chihuahua, Chihuahua, on February 12 (twelve), 2004 (two thousand and four), through which, among others, Astorga granted to MRT the  right to explore the lots covered by the San Antonio Concessions and the exclusive  option of acquiring the ownership title of the San Antonio Concessions, a certified copy of which is added hereto as attachment “E”,  and its amendments.

13)

“San Francisco Option Agreement” refers to the Exploration Agreement with Purchase Option, entered into by Rachasa, as concessionaire, and MRT, as explorer, on June 25 (twenty five), 2004 (two thousand and four), ratified before Marcela Reyna Molinar, assigned to the office of notary public number 7 (seven), in and for Chihuahua, Chihuahua,

[3]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

through which, among others, Rachasa granted to MRT the  right to explore the lot covered by the San Francisco Concession and the exclusive  option of acquiring the ownership title of the San Francisco Concession, registered under document number 213 (two hundred thirteen), page 143 (one hundred forty three) front side, of volume 18 (eighteen) of the Book of Mining Acts, Agreements and Covenants,  in the Public Registry of Mining, a certified copy of which is added hereto as attachment “E”.

14)

“Agreement” refers to the Exploration Agreement with Purchase Option, entered into by Namiquipa, MRT, and Ayub as concessionaires, and Sunburst, as explorer, on August 18 (eighteen), 2005 (two thousand and five), through which, among others, Namiquipa, MRT, and Ayub granted to Sunburst the right to explore the lots covered by the Concessions and the exclusive option of acquiring the ownership title of the Concessions, a certified copy of which is added hereto as attachment “G”.

15)

“Rachasa Agreement” refers to the Agreements for the Assignment of the Agreement entered into by MRT, as assignor, Rachasa, as concessionaire, and Sunburst, as assignee, on October 19 (nineteen), 2007 (two thousand and seven), through which, among others, MRT, with Rachasa’s consent, assigned to Sunburst the San Francisco Option Agreement, Rachasa Agreement which is registered under number 86 (eighty six), page 57 (fifty seven), back side, of volume 23 (twenty three) of the Book of Mining Acts, Agreements and Covenants.

16)

“San Antonio Agreement” refers to the Agreements for the Assignment of the Agreement entered into by MRT, as assignor, Astorga, as concessionaire, and Sunburst, as assignee, on August 18 (eighteen), 2005 (two thousand and five), through which, among others, MRT, with Astorga’s consent, assigned to Sunburst the rights and obligations resulting from the San Antonio Option Agreement, San Antonio  Agreement, a certified copy of which is added to this Agreement as attachment “H”.

17)

“Option Agreements” refers to the San Antonio Option Agreement and the Agreement.

[4]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

18)

“Agreement” or “this Agreement” shall refer to the Agreement for the Assignment of Mining Agreements and its attachments, as it may be amended in writing by the parties pursuant to its clause (IX)(D).

19)

“Escrow Agreement”, refers to the escrow agreement to be entered into by Paramount, Sunburst and the “Depository” or Escrow Agent, set forth by clause (IV)(E) hereof.

20)

“Depository” or Escrow Agent” refers to the Canadian law firm, Gowling Lafleur Henderson, LLP, which shall act as the depository or escrow agent pursuant to the Escrow Agreement.

21)

“Mexoro”, Sunburst’s controlling company, refers to Mexoro Minerals Ltd., organized or registered on August 27 (twenty seven), 1997 (one thousand nine hundred ninety seven) pursuant to the laws of Colorado, United States of America, identified with number 19971136742 (one nine nine seven one one three six seven four two) at the Office of the Secretary of State of the State of Colorado, United States of America.

22)

“Liens” refers to attachments, notices for attachment, judicial attachments, notices for judicial attachments, limitations of ownership, mortgages, pledges, depositories, preventive notations, notations of being object of a suit, defects of title or ownership, oppositions, promises, options, trusts, royalties, actions, lawsuits, claims, demands, judicial proceedings, arbitration proceedings, administrative cancellation, nullity, inexistence proceedings or proceedings of any other nature, expropriation proceedings, notices, orders, liquidations, guidelines, injunctions, or other types of proceedings or governmental acts, all of them underway, or threatened, and any other types of obligations or liens.

23)

“Permitted Liens” refers to the royalties stated under clause (V)(D) hereof, Ownership Payments, the Agreement, the San Antonio Option Agreement.

24)

“Mortgages” refers to (i) the industrial unilateral mortgage established by Sunburst to the benefit of Paramount, among others, on the Concessions under Option, formalized by  public instrument number 24,872 (twenty four thousand eight hundred seventy two), volume 900 (nine hundred), executed before and certified by attorney Francisco de

[5]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

Asís García Ramos, notary public number 9 (nine), in and for Chihuahua, Chihuahua, on May 9 (nine), 2008 (two thousand and eight), registered under electronic mercantile folio 24401*10 (twenty four thousand four hundred one asterisk ten), in the Public Registry of Commerce of Chihuahua, Chihuahua, on July 15 (fifteen), 2008 (two thousand and eight), and under number 38 (thirty eight), page 23 (twenty three) back side to 24 (twenty four) back side of volume 24 (twenty four) of the Book of Mining Acts, Contracts, and Agreements of the Public Registry of Mining, on July 28 (twenty eight), 2008 (two thousand and eight); and (ii) the industrial unilateral mortgage established by Sunburst in benefit of Paramount, among others, on the Concessions under Option, formalized by public instrument number 25,163 (twenty five thousand one hundred sixty three), volume 909 (ninety nine), executed before and certified by attorney Francisco de Asís García Ramos, notary public number 9 (nine), in and for Chihuahua, Chihuahua, on August 12 (twelve), 2008 (two thousand and eight), registered under electronic mercantile folio 24401*10 (twenty four thousand four hundred one asterisk ten), in the Public Registry of Commerce of Chihuahua, Chihuahua, on August 25 (twenty five), 2008 (two thousand and eight), and under number 133 (one hundred thirty three), page 78 (seventy eight) back side to 79 (seventy nine) back side of volume 24 (twenty four) of the Book of Mining Acts, Contracts, and Agreements of the Public Registry of Mining, on September 29 (twenty nine), 2008 (two thousand and eight).

25)

“Lots” refers to the lots covered by the Concessions under Option.

26)

“MRT” refers to the Mexican business corporation organized by public instrument number 330 (three hundred thirty), volume 16 (sixteen), executed before and certified by Victor Emilio Anchondo Paredes, notary public number 29 (twenty nine), in and for Chihuahua, Chihuahua, on July 1 (one), 1994 (one thousand nine hundred ninety four), and registered under electronic mercantile folio number 19,147 (nineteen thousand one hundred forty six), of the SIGER (Registration Procedure System) of the Public Registry of Commerce of Chihuahua, Chihuahua, with registration date June 1 (one), 1994 (one thousand nine hundred ninety four), and under number 139 (one hundred thirty nine), pages 176 (one hundred seventy six) and 177 (one hundred seventy seven),

[6]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

volume 31 (thirty one) of the Book of Mining Corporations in the Public Registry of Mining.

27)

“Namiquipa” refers to Compañía Minera de Namiquipa, S.A. de C.V., a party of the  Guazapares Agreement.

28)

“Payments to the Proper5ty” refers to the payments related to the Concessions under Option specified in clause (IV)(D)(1) hereof.

29)

“Paramount” refers to a Mexican business corporation organized under document 2,428 (two thousand four hundred twenty eight), Book One of Business Corporations, executed before and certified by attorney Salomón Griego García, notary public number one for commercial and administrative matters in and for the State of Sonora, on January 12, (twelve), 2006 (two thousand and six), and registered under electronic mercantile folio number 34781*7, (thirty four thousand seven hundred eighty one asterisk seven), of the SIGER (Registration Procedure System) of the Public Registry of Commerce of Hermosillo, with registration date January 23 (twenty three), 2006 (two thousand and six), and under number 11, page 6 (six) of volume XXXIX (thirty nine) of the Book of Mining Corporations in the Public Registry of Mining.

30)

“Paramount Gold” or “PG&S”, that controls Paramount refers to Paramount Gold and Silver Corp., organized or registered on March 29 (twenty nine), 2005 (two thousand and five), pursuant to the laws of Delaware, United States of America, file number 3947965 (three nine four seven nine six five) of the Office of the Secretary of State of the State of Delaware, United States of America.

31)

“Beginning of the Commercial Production” refers to the first calendar day following the first 30 consecutive calendar days of operation of any mill or any other processing facility located in any of the lots covered by the Concessions under Option, which mill or other processing facility has operated at an average rate of at least 60% of its monthly design capacity (or at a less rater or lesser production quantity, as is specified in an operation plan, as constituting the Beginning of the Commercial Production) and  if no mill or any other processing facility is located on any of the lots covered by the Mining Concessions, after the completion of the first 30 consecutive calendar day period during which ore or concentrate from such lots in a reasonably regular manner for the

[7]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

purpose of generating income, nonetheless,  in the understanding that no period of time during which the ore or concentrate from such lots is sent for sampling, assaying, testing, analysis or evaluation purposes, and that no period of time during which grinding operations for the purpose of initial refining or sizing purposes, or grinding by pilot plants or test plants or mining test operations shall be taken into account for determining the Beginning of the Commercial Production.

32)

“San Miguel Project” refers to the mining concessions over the lots described in attachment “I” hereto.

33)

“Rachasa” refers to the Mexican business corporation organized originally as Beneficiadora Metalúrgica del Mercado, S.A. de C.V. by public instrument number 4,943 (four thousand nine hundred forty three), executed before and certified by Maria del Carmen Breach de Caballero, notary public number 16 (sixteen), in and for Chihuahua, Chihuahua, on January 20 (twenty), 1990 (one thousand nine hundred ninety), and registered under folio number 51 (fifty one) of book 492 (four hundred ninety two) of the Commerce Section of the Public Registry of Commerce of Chihuahua, Chihuahua. Beneficiadora Matalúrgica del Mercado, S.A. de C.V. changed its corporate name to Minera Rachasa, S.A. de C.V., by resolution of its shareholders, formalized by public instrument number 3,419 (three thousand four hundred nineteen) executed before and certified by Enrique Aguilar Perez, notary public number 18 (eighteen) in and for Chihuahua, Chihuahua, on October 15 (fifteen), 1993 (one thousand nine hundred ninety three), registered under number 2,328 (two thousand three3 hundred twenty eight), on page 104 (one hundred four) of volume 613 (six hundred thirteen) of the first book of the commerce section of the Public Registry of Commerce of Chihuahua, Chihuahua.

34)

“Liabilities” refers to all types of obligations, liabilities, duties, burdens, debts, or claims, either present or future, existing or contingent or potential; pecuniary or of any other nature, administrative, fiscal, criminal, civil, mercantile, or of any other type, of joint or separate compliance, primary, or secondary, originated with or without fault or negligence or fraud, original or derived, caused or not by civil illegality or unintentional tort, or by omission or tolerance, contractual or imposed by the law, including by way of illustration, but not by way of

[8]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

limitation, any obligation to pay lawyers’ fees and costs, expenses and procedural damages, known or not, prior to or on the Closing Date.

35)

“Sunburst” refers to the Mexican business corporation organized by public instrument number 9,912 (nine thousand nine hundred twelve), volume XXXVIII (thirty eight), executed before and certified by Guilebaldo Flores Tirado, notary public number 118, in and for Mazatlan, Sinaloa, on July 8 (eight), 2005 (two thousand and five), registered under electronic mercantile folio number 17658*2 (seventeen thousand six hundred fifty eight, asterisk two) of the Public Registry of Commerce of Mazatlan, Sinaloa, on July 13 (thirteen), 2005 (two thousand and five) and under certificate number 270 (two hundred seventy), page 135 (one hundred thirty five), back side of volume XXXVIII (thirty eight) of the Book of Mining Corporations in the Public Mining Registry.

(II)

ASSURANCES AND STATEMENTS BY THE PARTIES

A)

Under oath of telling the truth, Sunburst and Mexoro jointly state and assure Paramount as follows:

1)

Sunburst is the legitimate owner and exclusive holder of the Option Agreements.

2)

Sunburst is in full and unperturbed exercise of its rights and in full compliance of its obligations pursuant to the Option Agreements, except for the unpaid outstanding payments object of clause (IV)(D)(1) hereof.

3)

Sunburst, Mexoro, and the Assets are free and clear and exempt of Liens, with the exception of the permitted Liens and the Mortgages and there is nothing that could bring about the imposition, establishment or registration of Liens on any of the Assets other than the Permitted Assets and the Mortgages.

4)

The Concessions under Option are current in the compliance of the obligations imposed on their holders or whoever exercises the rights resulting thereof, by the Mining Law and its Regulation, especially as regards the submittal of reports proving mining works on the Lots and the payment of mining rights, all of which was paid on April 30 (thirty), 2009

[9]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

(two thousand and nine), without detriment to Sunburst’s and Mexoro’s obligation to be in compliance with respect to obligations originated or caused during the entire period prior to the Date of Closing, obligation which they confirm in this numeral.

5)

Reports to evidence mining works submitted in relation to the Concessions under Option, contain exact, true, and verifiable information and said information is covered or proven by documentation that complies with all legal requirements and such reports were submitted in a timely way before the Direction General of Mines (the “DGM”), and the latter has not objected thereto due to any reason or in any way whatsoever and due to said reports, the DGM has not made any inspection, visit, or verification, nor has it begun any procedure and Sunburst has no knowledge, nor any reason to foresee or anticipate that the DGM shall perform an inspection, visit, or verification or procedure to assure the compliance of obligations related to said reports, or, in case these were performed, Sunburst and Mexoro have no knowledge, nor reasons to foresee or anticipate that any of these actions by the DGM shall result in something adverse to the Concessions under Option or the Concessionaires, or Paramount.

6)

There is no judicial, administrative, arbitral, or any other type of difference or controversy, (i) between any of the Concessionaires or Sunburst and any of the owners or holders of the surface land on which the Lots (“the Surface Land”) are located; (ii) between some of the Concessionaires or Sunburst and some of the owners or possessors of surface land, that would have to be passed to enter or exit the Lots; and (iii) between any of the Concessionaires or  Sunburst and any of the holders of mining concessions covering lots next or adjacent to the Lots or among any of the Concessionaires or Sunburst and whoever has contractual rights resulting from said mining concessions; and Sunburst foresees that there shall be no such difference or controversy between Paramount and any of the persons mentioned in the different subsections of this numeral 6 (six).

7)

The Concessionaires or Sunburst or Mexoro do not owe any amount nor must perform any action they have promised to pay or execute or which they must pay or execute, and which they have not paid or executed, to the benefit of any of the persons stated under the immediate foregoing numeral, or to the benefit of other persons that could be deemed

[10]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

damaged due to any omission of this type, and  the Concessionaires or Sunburst or Mexoro are not failing to comply any other obligation or duty they have agreed to comply or satisfy with any of the persons stated in the immediate foregoing numeral.

8)

In the soil, subsoil, surface water streams or deposits, atmosphere, flora, fauna, or other natural elements located on the Surface land, there are (i) no conditions than can or may be deemed as an infringement of the Law of Ecological Balance and Environmental Protection, its applicable regulations and the official Mexican norms regarding the matter (that law, regulations and official norms, referred to herein as “Environmental Law”); (ii) no conditions that according to the Environmental Law requires rescue, rehabilitation or reclamation o regulated abandonment in relation to the Surface Land and that have not been executed or completed pursuant to what is ordered by the Environmental Law; or (iii) any conditions that are or could be deemed and infringement of the laws, rules, regulations or official Mexican norms applicable to health, sanitation, industrial safety issues, explosives, or other analogous matters; particularly, without detriment of the foregoing, in the soil, subsoil, surface or underground water currents or deposits, the atmosphere, flora, fauna, or other natural resources of the surface elements of the Lots there are no toxic, radioactive, polluting, hazardous, noxious infiltrations, wastes or substances that can harm the environment or live beings, or containers or deposits or any other type with those toxic, radioactive, polluting, hazardous, or noxious wastes or substances that can harm the environment or live beings with respect to which no measures have been taken or the actions set forth in the Environmental Law have not been executed.

9)

There are no administrative, judicial or any other type of proceedings tending to investigate the condition of the Surface Land or its natural elements (including, without being limited thereto, the air, subsoil, water, flora, and fauna) where the Lots are located or its natural elements (including, without being limited thereto, the air, subsoil, water, flora, and fauna) due to violations to the Environmental Law, laws, regulations, or Mexican official norms applicable in health, sanitation, industrial safety issues, explosives, or other analogous matters, tending to sanction the owners or whomever works or has

[11]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

worked therein, due to violations of the Environmental Law or said provisions, nor do Sunburst or Mexoro expect these to exist and to the best of their knowledge, none of these violations have occurred and the Concessionaires and Sunburst and Mexoro have not received any notification or notice, nor have they become aware of any investigation related to the said condition; therefore, Paramount shall not be bothered by any of such procedures.

10)

Sunburst is the legitimate and exclusive holder of the contracts and agreements related to the Concessions under Option (the “ Related Agreements”) that are described in attachment “J” hereto, effective to this date, and with respect thereto, has not incurred any failure to comply, nor has given any cause or reason for the rescission for any other concept, nor invalidity, non-existence, inefficacy or deprivation of legal effects, nor is there any controversy or difference with its contractual counterparts and it does not foresee there to be any due to the assignment thereof to Paramount; furthermore, there is no contractual or legal impediment for assigning the Related Agreements to Paramount pursuant hereto.

11)

Sunburst is the legitimate and exclusive holder of the permits, licenses, concessions, authorizations, consents, favorable environmental impact resolutions, environmental risk assessments, authorizations for the change of land use, concessions for the extraction, use, and  exploitation of underground water, concessions for the use and exploitation of surface water, concessions for the discharge of waste water, expert land use opinions and acts  of similar authorities (the “Permits”) described in attachment “K” hereto, and with respect thereto, it has not incurred any failure to comply, nor has given any cause for the revocation, cancellation, termination or deprivation of legal effects thereof due to any other legal concept; furthermore, there are no legal impediments for assigning the permits to Paramount pursuant hereto.

12)

Mexoro is a corporation duly incorporated in Colorado, United States of America, organized and validly existing pursuant to the laws of that State and is lawfully capable to be a party of this agreement and to bind itself by its terms.

[12]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

13)

Sunburst is a corporation duly incorporated, organized and validly existing pursuant to the Mexican laws, and is a subsidiary whole owned and controlled by Mexoro, and is lawfully capable to do business in Mexico.

14)

Sunburst and Mexoro have all the authorizations, corporate and statutory power and capacity to enter into this Agreement, to be bound by its terms and to comply with the obligations and duties acquired by reason thereof.

15)

Nothing legally prevents Sunburst and Mexoro from entering and complying the stipulations of this Agreement. Sunburst and Mexoro have been duly authorized to enter into this Agreement and to comply with the obligations and duties they assume thereby, and none of said obligations and duties are incompatible or is in conflict with or shall result in any violation of any stipulation or demand of (i) their respective articles of incorporation or corporate bylaws, such as these are presently or as these may amended in the future; (ii) any other agreement or contract of which they presently are part jointly or separately, or of which they may become part in the future; or (iii) the laws of Canada, the United States of America or Mexico.

16)

This Agreement binds Sunburst and Mexoro in its most stringent terms and each thereof, Sunburst and Mexoro has duly executed and delivered this Agreement.

17)

Namiquipa, MRT, and Ayub are the holders of record and beneficiaries of the Concessions, which Concessions are free, clear and exempt of Liens, except as refers to the royalties agreed to in the Agreement, Sunburst’s rights and unpaid obligations pursuant to the Agreement and the Mortgages.

18)

Astorga is the holder of record and beneficiary of the Astorga Concessions, which Concessions are free, clear and exempt of Liens, except as refers to the royalties agreed to in the Astorga Agreement and the San Antonio Option Agreement, as well as in regard to Sunburst’s tights and unpaid obligations resulting from the Astorga Agreement and the San Antonio Option Agreement.

19)

The Assets have been described appropriately and accurately herein.

[13]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

20)

The Lots are duly located and identified on the land and properly marked pursuant to sound mining practices, and according to the Mexican laws and regulations.

21)

Attachment “L” hereto is an exact and accurate location map of the Lots.

22)

Sunburst has the option of becoming the holder of the Concessions, pursuant to the Agreement and to the date of the execution hereof, said option is in force, is lawfully exercisable; and is in good legal standing.

23)

Sunburst has the option of becoming the holder of the Astorga Concessions, pursuant to the Astorga Agreement and the San Antonio Option Agreement and to the date of the execution hereof, said option is in force, is lawfully exercisable; and is in good legal standing.

24)

Sunburst and Mexoro have delivered to Paramount the entire information regarding the legal entitlement, ownership, or possession of the Assets in possession or control of Sunburst and Mexoro.

25)

Each, Sunburst and Mexoro delivered to Paramount all of the  reports to prove works, data, reports, hyper spectral measuring data, analytical results and interpretations, documents, maps, geological interpretations, competitive intelligence, know how and similar information related to the Assets and the Concessions under Option, under the control or in possession of Mexoro or Sunburst and under the control or in possession of any of its contractors, workers, consultants or similar.

B)

Under oath of telling the truth, Paramount states to Sunburst and Mexoro the following:

1)

Paramount is a Mexican corporation duly incorporated, organized and validly existing pursuant to the Mexican laws.

2)

Paramount has all the corporate and statutory authorizations, power, and capacity to enter into this Agreement, bind itself by its terms and to comply with the obligations and duties acquired thereby.

3)

Paramount has been duly authorized to enter into this Agreement and to comply with the obligations and duties it assumes thereby and none of said obligations and duties is incompatible or enters in conflict with  or

[14]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

shall result in any violation of any stipulation or demand of (i) its respective articles of incorporation or corporate bylaws, such as these are presently or as these may amended in the future; (ii) any other agreement or contract of which it presently is part or of which it may become part in the future.

4)

This agreement has been duly executed and delivered by Paramount, and it binds Paramount under its stringent terms.

5)   It knows the content hereof and commits stringently to comply the obligations of which it is in charge, pursuant hereto.

C)

Under oath of telling the truth, PG&S states the following to Sunburst and Mexoro:

1)    PG&S is an American corporation duly incorporated, organized, and validly existing pursuant to the laws of the state of Delaware, United States of America.

2)

PG&S has all the corporate and statutory authorizations, power and capacity to enter into this Agreement.

3)

PG&S has been duly authorized to enter into this Agreement and none of the provisions of this Agreement is incompatible or conflictive with or shall result in any violation of any stipulation or demand of (i) its present articles or incorporation or corporate bylaws, or such as the may be amended in the future; or (ii) any other agreement or contract of which it is presently part or shall be part of in the future.

4)

This Agreement has been duly executed and delivered by PG&S.

 (III)

VALUE OF ASSURANCES AND STATEMENTS OF THE PARTIES

A)

The parties warrant and commit to the truthfulness, completeness, and accuracy of the assurances and statements they gave and made in clause II (two) hereof; these are not simple general statements on benefits and damages that naturally can result of these facts or the entering or not

[15]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

entering into this Agreement, or simple statements of facts or background without any content as regards to obligations.

B)

For having been entered into committing to its truthfulness, completeness and accuracy, the assurances and statements made have motivated the will and the consent of the parties for entering into this Agreement.

C)

The parties know of no fact, event, or circumstance of a substantial nature that they have not revealed to the other party and that they should have revealed in order to provide the truthful, accurate, and complete assurances and statements object of the immediately foregoing clause or to prevent these to be deceitful or malicious and, particularly, Sunburst has not omitted to state, declare, or assured anything that if stated, declared or assured would have motivated Paramount not to enter into this Agreement or not to assume the obligations or duties assumed thereby. Also, Paramount has not omitted to state or declare or assure anything which, if stated, declared, or assured, would have motivated Sunburst or Mexoro not to enter into this Agreement or not to assume the obligations assumed hereby by Sunburst and Mexoro.

D)

The assurances and statements of the parties shall survive the exercise of the rights granted to Paramount, and Paramount’s acquisition of any right or interest over any of the Assets and, therefore, shall continue binding them and shall equally survive and as such, shall commit binding the parties to any lawsuit, action, or claim filed, or initiated, or that may arise due to the failure to comply or attributed to the breach hereof or due to falseness, incompleteness, or inaccuracy of any of the statements made.

E)

Sunburst and Mexoro jointly and severally shall indemnify and hold Paramount harmless and free and exempt from damages and losses, costs, expenses, or claims, including lawyers’ fees and procedural costs, expenses, and damages and disbursements at any time, respectively sustained or incurred by Paramount as a result of any misrepresentation or infringement or breach of the assurances or statements granted or made by Sunburst or Mexoro or any stipulation contained in this Agreement. Paramount shall indemnify and hold Sunburst and Mexoro harmless and free and exempt from damages and losses, costs, expenses, or claims, including lawyers’ fees and procedural costs, expenses, and damages and disbursements at any time, respectively sustained or incurred by Sunburst and/or Mexoro as a result of

[16]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

any misrepresentation or infringement or breach of the assurances or statements granted or made by Paramount or any stipulation contained in this Agreement.

(IV)

ASSIGNMENT OF THE OPTION AGREEMENTS

A)

By reason of the considerations agreed to in its favor herein, Sunburst irrevocably assigns to Paramount, and Paramount acquires from Sunburst

 1)

all the rights and obligations or duties resulting in favor of Sunburst from the Agreement and its amendments, for which Sunburst and Paramount have the irrevocable consent of Namiquipa, MRT, and Ayub;

2)

all the rights and obligations or duties resulting in favor of Sunburst from the Astorga Agreement and the San Antonio Option Agreement and their amendments, for which Sunburst and Paramount have the irrevocable consent of MRT, and Astorga;

3)

the Related Agreements and the Permits, as these are defined in clause (II)(A)(10)(11) hereof and listed in attachments “J” and “K” hereof; and

4)

everything which de facto and de jure corresponds or is part of the Assets.

The assignments object of this clause IV (A), hereinafter shall be referred to as the “Assignments”.

B)

Consequently of the Assignments,

1)

Paramount substitutes Sunburst in the exercise of all rights and in the compliance of all obligations and duties resulting in favor of Sunburst from the Agreement and its amendments; and

2)

Paramount substitutes Sunburst in the exercise of all rights and in the compliance of all obligations and duties resulting in favor of Sunburst from the Astorga Agreement and the San Antonio Option Agreement and their amendments;

[17]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

nonetheless, in the understanding that the obligations or duties assumed by Paramount pursuant to this clause and other clauses hereof, are solely and exclusively those which result or originate as of the Closing Date and without detriment of what has been agreed to in clause (VI) subsections (A),(B), (C), and (D).

C)

Without prejudice of what has been agreed to in other portions hereof, Paramount does not assume and shall not assume any of Sunburst’s or Mexoro’s liabilities, or those of both parties, notwithstanding their nature, whether in reference or related or not to any of the Assets, except in respect to the Permitted Liens. Mexoro and Sunburst shall satisfy and comply with all their joint or separate Liabilities in relation to the period prior to the Closing Date.

D)

Upon the execution and ratification hereof before a Notary Public, Sunburst and Mexoro shall deliver to Paramount evidence in the sense that

1)

The sum of all payments related to the Concessions under Option that are owed to the Closing Date and that shall be owed in the future to the Concessionaires to exercise the option of acquiring the Concessions under Option,  owners, or possessors of surface land, previous title holders of the Concessions under Option or any other persons or entities that could have any interest or right over any of the Assets or Lots or Surface land shall not exceed US$1,460,000 (one million four hundred sixty thousand dollars legal tender of the United States of America), and these shall be as stated below (the “Payments for the Ownership”):

Payments to Namiquipa, MRT, Ayub, and others in relation to the Agreement and the Concessions:

Outstanding Payments for the Ownership
Original dates of payment	Sum in US$
November 30, 2005	$100,000
August 30, 2006	$60,000
August 30, 2007	$140,000
August 2, 2008	$110,000
August 2, 2009	$500,000
Total:	$910,000

[18]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

Payments to Astorga in relation to the San Antonio Option Agreement:

Outstanding Payments for the Ownership
Original dates of payment	Sum in US$
January 15, 2009	$50,000
January 15, 2010	$500,000
Total:	$550,000

      Total: $1,460,000

2)

The due date for all Payments for the Ownership has been deferred with the Concessionaires’ irrevocable consent to the 37th (thirty seventh) month following the Closing Date and the payments that must be made to the holders of the Concessions under Option in exchange for having accepted said deferment (the “Payments for Deferment”) shall be paid exclusively by Sunburst pursuant to the Escrow Agreement; and

3)

All mining payments, minimum exploration disbursements, property taxes, payments for the Concessions under Option, mining rights, costs related to the preparation and submittal of reports to prove mining works to DGM, and all other sums payable in relation to the Assets and Asset-related concessions, land, and lots have been fully paid with respect to the period prior to the Closing Date.

E)

In consideration, in exchange for the Assignments, Paramount commits to pay to Sunburst, US$3,700,000 (three million seven hundred thousand dollars legal tender of the United States of America) (the “Purchase Price”), plus US$555,000 (five hundred fifty thousand dollars legal tender of the United States of America), as Value Added Tax, subject to the following rules:

1)

On the Closing Date, Paramount shall deposit the Purchase Price, through an electronic transfer, as well as the value added tax, to the escrow account of Depository (or the Escrow Agent) designated by Paramount, at its sole discretion, pursuant to section 4 (four) of the Letter of Agreement and the Escrow Agreement entered into by Sunburst, Paramount, PG&S, Mexoro, and the Depository (or Escrow Agent) in compliance of what has been agreed to in said section 4 (four) hereof.

[19]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

2)

Prior to the Escrow Agent’s release of the balance remaining in the Escrow Account, after having made all disbursements, deliveries or releases referred to in subsections (a), (b), (c) and (d) of numeral 3 (three) of section (E) of clause IV, Sunburst shall deliver to Paramount an invoice covering the Purchase Price, which invoice shall comply with all legal requirements, including the itemization of the Purchase Price and the corresponding value added tax.

3)

The Escrow Agent shall be authorized to deduct from the escrow account and to pay all the sums described below:

a)

All the sums owed in relation to the Assets with respect to the period prior to the Closing Date, as said sums are identified and quantified by Paramount based on documentation and information provided by Sunburst, including, but not limited thereto, those which must be paid in relation to mining rights and their accessories, minimum exploration disbursements to maintain the Concessions under Option and their accessories in force, property taxes for surface land and its accessories, expenses and costs related to the preparation and submittal of reports proving mining works to DGM and their accessories, fines or sanctions due to the extemporaneous submittal to DGM of reports providing mining works and their accessories, payments to owners or possessors of surface land and  their accessories, payments to the holders of the Concessions under Option and their accessories (other than those defined herein as “Payments for the Ownership”), fees and expenses for landsmen or topographers, and their accessories, payments to suppliers of services related to the Concessions under Option or the San Antonio Agreement, or the Related Agreements and their accessories, payments related to environmental permits, authorizations or licenses and their accessories, payments to INDAABIN (previously CABIN) and their accessories, (but excluding  Payments for the Ownership for US$1,460,000 [one million four hundred sixty thousand dollars legal tender of the United States of America],as these were defined previously);

b)

An amount equal to the sum of the Payments for Deferment, as defined in clause (IV)(D)(2), shall be withheld by the Escrow Agent immediately after the Closing Date and shall be paid by the Escrow

[20]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

Agent to the respective Concessionaires in monthly installments for a 36 (thirty six) month period following the Closing Date;

c)

The amount of US$37,500 (thirty seven thousand five hundred dollars, legal tender of the United States of America) which is equal to the value added tax which Paramount paid or shall pay to Rachasa over the US$250,000 (two hundred fifty thousand dollars, legal tender of the United States of America), which at the same time constitute the purchase price of the San Francisco Concession paid by Paramount to Rachasa. The Escrow Agent shall deliver or release the amount of US$37,500 (thirty seven thousand five hundred dollars, legal tender of the United States of America) to Paramount at Paramount’s sole petition, if the Mexican Tax Administration System does not return or refund to Paramount, or does not allow Paramount to credit or to make fiscal use in any other way, of such value added tax paid by Paramount to Rachasa and Paramount shall not be committed to litigate or file and objection regarding the denial of the Tax Administration Service;

d)

The portion of the reasonable fees and expenses payable to the Escrow agent that corresponds to Sunburst, as agreed to herein; and

e)

The balance remaining in the escrow account, after making the disbursements, deliveries or releases referred to in subsections (a), (b), (c) and (d) of this numeral 3 (three), shall be paid to Sunburst on the date on which

i)

Paramount has received the official confirmation that the assignment of the Agreement in its favor has been registered in the Public Registry of Mining, with the corresponding notation or assignment of the Concessions in favor of Paramount;

ii)

Paramount has received the official confirmation of the registration in the Public Registry of Mining of the agreement through which Rachasa transferred to Paramount the title ownership of the San Francisco Concession, which was entered into by Rachasa and Paramount, with the

[21]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

corresponding notation or assignment of the San Francisco Concession in favor of Paramount;

iii)

Paramount has received the official confirmation of the registration of the transfer of title of the San Antonio Concession in its favor, in the Public Registry of Mining, with the corresponding notation or assignment of the Astorga Concession in favor of Paramount;

iv)

all other Sunburst’s and Mexoro’s obligations and duties to be complied after the Closing Date that have been complied at Paramount’s satisfaction, acting reasonably.

Upon the registrations object of numerals (i) (one), (ii) (two), and (iii) (three) of this subsection (d), the Concessions under Option, the Option Agreements, the Rachasa Agreement, the San Francisco Agreement, the Agreement and the Astorga Agreement must be free, clear and exempt of Lines, except for the Permitted Liens and the Mortgages, as they may apply respectively.

f)

The terms and conditions of the appointment of the escrow agent and the deposit of the funds contemplated hereunder shall be set forth in broader detail in an Escrow Agreement (the “Escrow Agreement”) to be entered into by Sunburst, Paramount, Mexoro, PG&S, and the Escrow Agent that shall contain the standard terms and conditions for agreements of this type. Each, Paramount and Sunburst, shall be liable for half of the fees and expenses for the escrow agent, pursuant to the Escrow Agreement.

F)

If at any time before May 13 (thirteen), 2012 (two thousand and twelve), Paramount,

1)

is sold through the sale of shares or through the sale of substantially all of its assets; or

2)

Initiates the Beginning of the Commercial Production at the San Miguel Project,

the Sales Price for the Assets shall be deemed increased from US$3,700,000 (three million seven hundred thousand dollars legal tender of the United

[22]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

States of America) to US$5,300,000 (five million three hundred thousand dollars legal tender of the United States of America), and Sunburst shall receive the additional sum, equal to US$1,600,000 (one million six hundred thousand dollars legal tender of the United States of America) payable from the proceeds of any of such sales within a 30 (thirty) calendar day period following the day on which said proceeds are actually and effectively received by the seller, or in a three year period, in equal monthly installments, in case the Commercial Production is the hypothesis being up-dated. Paramount shall pay the value added tax resulting from the Sales Price increase agreed to herein.

Paramount shall notify Sunburst that the sale set forth in subsection (F), numeral 1 (one) of this clause has been the object of a contract, within a 30 (thirty) calendar period following said event.

Before Paramount pays Sunburst the additional sum referred to in the immediately foregoing paragraph, Sunburst shall issue and deliver to Paramount the invoice or invoices it must issue and deliver to it, that complies or comply with all legal requirements, including the itemization of the Purchase Price and the corresponding value added tax.

(V)

SUSPENSIVE CONDITIONS

The Closing, and consequently, the mandatory nature of this Agreement, is subject to the compliance of the following suspensive conditions agreed to which shall inure to Paramount’s benefit and which shall be complied at Paramount’s satisfaction:

A)

all government or regulatory approvals, authorizations or consents, dispensations or exemptions thereof, in relation to the execution of this Agreement shall have been obtained as regards the transfer or assignment of the Permits to Paramount and all waiting periods prescribed in the laws shall have elapsed, and authentic copies of the government approvals, authorizations, or consents or exemptions or dispensations of reference shall be delivered to Paramount, when these have to be obtained by Sunburst o Mexoro;

[23]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

B)

all the authorizations or approvals from boards of directors and shareholders meetings shall have been obtained and authentic copies of the public instruments formalizing said meetings shall be delivered to Paramount;

C)

all the approvals required from the brokerage firms or “security exchanges” shall be obtained and authentic copies thereof shall be delivered to Paramount, whenever these must be obtained by Sunburst or Mexoro;

D)

royalties on net smelter returns agreed to in the San Antonio Option Agreement, the San Francisco Option Agreement and the Agreement shall  be decreased from 2.5% (two point five percent) to 2% (two percent), and an evidencing proof of said decrease shall be delivered to Paramount. In exchange for said decrease in regard to the Concessions, Paramount shall pay US$50,000 (fifty thousand dollars legal tender of the United States of America) to Sunburst on the Closing Date, plus the corresponding value added tax, against Sunburst’s delivery of a fiscally acceptable invoice;

E)

Sunburst shall have obtained from Namiquipa, MRT, and Ayub and shall have delivered to Paramount and PG&S, the written, irrevocable and unconditional waiver from Namiquipa, MRT, and Ayub (i) to the right of first refusal or preference they have or could have to enter into this Agreement instead or in substitution of Paramount and PG&S; and (ii) to any other right of first refusal or preference which Namiquipa, MRT, and Ayub have or could have to acquire from any of them, other rights or privileges related to the Guazapares Agreement or the Guazapares Concessions.

F)

Sunburst shall obtain and deliver to Paramount and PG&S certifying proof, in the opinion of Paramount and PG&S, that at the date of entering into this Agreement, Ayub is married under the system of separate ownership by husband and wife.

G)

Sunburst shall obtain the consents and approvals from the holders of the Concessions under Option, the holders of the San Antonio Agreement, Astorga’s spouse, the owners or possessors of the surface land on which the Lots are located or the surface land that must be crossed to enter and exit the Lots (and the respective spouses of said owners and possessors), of Sunburst’s contractual counterparts in the Related Agreements (and the respective spouses of said contractual counterparts) and the authorities that issued the Permits;

H)

Sunburst shall deliver to Paramount estoppel certificates, acceptable to Paramount in content and form, from (i) each of the Concessionaires who

[24]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

are holders of the Concessions under Option and the Assets (and their respective spouses, except if married under the system of separate ownership of property by husband and wife and this fact is proven at Paramount’s entire satisfaction); (ii) the holders of the Option Agreements (and Astorga’s spouse) and the holders of the San Antonio Agreement (and Astorga’s spouse); and (iii) the owners or possessors of the surface land on which the Lots are located and the owners or possessors of the surface land , that must be crossed to enter and exit the Lots (and the respective spouses of said owners and possessors). in which said  owners or possessors state, among others, that their contracts or agreements with Sunburst are in full force; that Sunburst has not incurred breach thereof; and that Sunburst does not owe them any amount whatsoever and that they agree to the assignment of said agreements or contracts to Paramount or the entity the latter may designate, without any need of Paramount or Sunburst paying any sum to any of the holders of said agreements or contracts. The estoppel certificates issued by the holders of the Concessions under Option (and Astorga’s spouse), the Option Agreements (and Astorga’s spouse), and the San Antonio Agreement ( and Astorga’s spouse) shall, among others, respectively confirm (i) the status of the Concessions under Option, the Option Agreements, and the San Antonio Agreement; (ii) that Sunburst has not failed to comply with any term, stipulation or condition of the Option Agreements and the San Antonio Agreement; (iii) the status of the outstanding payments to the date of the certificates, pursuant to the Option Agreements and the San Antonio Agreement; (iv) that the Payments for the Ownership shall not exceed US$1,460,000 (one million four hundred sixty thousand dollars legal tender of the United States of America) and that the obligation to pay said amount has been deferred to the 37th (thirty seventh) month following the Closing Date; (v) that upon Paramount’s payment of the Payment for the Ownership US$1,460,000 (one million four hundred sixty thousand dollars legal tender of the United States of America), Paramount shall have acquired the exclusive title ownership of the Concessions and the Astorga Concessions, subject solely to the payment of a 2% (two percent) royalty on net smelter returns. Certificates issued and delivered to the holders of the Concessions under Option shall furthermore state that in exchange for deferring the Payment for the Ownership for the 37th (thirty seventh) month following the Closing Date, they shall receive in full agreement, the Payments for Deferment from Sunburst, such as these are defined in clause (IV)(D)(2) hereof, without being entitled to any additional amount in exchange for said deferment from either Sunburst, Mexoro, Paramount, or PG&S. Moreover, the persons or

[25]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

entities that execute and deliver said certificates (hereinafter, the “Certificates”) shall provide their consent to the transfer of the Option Agreements and the San Antonio Agreement to Paramount and Paramount’s exercise of the option to purchase the Concessions under Option;

I)

The Assets shall be clear, free and exempt of Liens, with the exception of the Permitted Liens and other Liens that Paramount may accept expressly in writing;

J)

PG&S shall deliver to Sunburst, through the Escrow Agent referred to in Clause IV (four), subsection (E) hereof, original petitions addressed to the Public Registry of Commerce and the Public Registry of Mining, so that these may cancel the Mortgages, original petitions which the Escrow Agent shall deliver to Sunburst upon the full payment of the unpaid principal, in accordance therewith and the documents whose payments were guaranteed thereby, plus an 8% (eight percent) annual interest rate, calculated as of April 30 (thirty), 2009 (two thousand and nine), or credit the unpaid principal and interests against the Purchase Price payable on the Closing Date. The delivery of the petitions for the cancellation set forth herein shall be made in accordance with what is agreed to in the Escrow Agreement;

K)

Paramount shall be satisfied with its due diligence investigation, including, without being limited thereto, those which are performed to make sure that all mining payments, minimum exploration disbursements, property taxes, and mining rights have been paid by Sunburst, and to make sure that all reports proving all works related to the Assets and the Concessions under Option  have been prepared and submitted to DGM in a timely manner, all of this with respect to the period preceding the Closing Date;

L)

Sunburst’s main legal counsel shall issue, execute, and deliver to Paramount the original of his legal expert opinions that Sunburst and the Assets are in full force and compliance, in good legal standing and free, clear, and exempt of Liens, with the exception of the Permitted Liens and Mortgages, and such legal opinions shall be at Paramount’s satisfaction; nonetheless, Paramount’s acceptance of the legal opinions shall not imply a waiver of Paramount’s rights or privileges and shall not release Sunburst and said main legal counsel from any liability;

M)

Sunburst and Mexoro shall deliver to Paramount a certificate executed by the sole administrator or the respective members of the board of directors of Namiquipa, MRT, and Sunburst, in which they certify and spread upon the record, under oath of telling the truth that (i) the approvals or authorizations

[26]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

granted by the meetings of shareholders, board of directors, or sole administrators of said corporations, respectively, for entering into the Letter of Agreement and the execution and delivery of the Certificates, were granted in stringent compliance of the corporate bylaws of said corporations and the legal norms applicable thereto; (ii) the authorizations or approvals stated in numeral (i) one of this subsection (K) have not been modified, revoked, terminated, or deprived of effects by any other legal means; (iii) the shareholders, members of the board of directors, or sole administrators that granted the authorizations or approvals stated in numeral (i) (one) of this subsection (K), actually were shareholders, members of the board of directors, or sole administrators of the referred corporations and that the appointment of said board members and sole administrators was done pursuant to the respective corporate bylaws and the law; (iv) and that the persons that shall execute this Agreement and those who executed the Certificates for said respective corporations, are representatives, agents, or officers duly appointed and authorized and that their appointments and powers have not been revoked, terminated, rescinded, restricted, or modified in any way whatsoever, and that said persons have not resigned and waived their respective offices, appointments and powers;

N)

Sunburst and Mexoro shall have delivered to Paramount all data, original  assays, certificates and reports, record of drill holes and core reports, hyper spectral measurement data, and analytical results and interpretations, documents, maps, geological interpretations, competitive intelligence, know hoe and similar information related to the Assets;

O)

Paramount shall have received from  Sunburst or Mexoro the original documents proving mining works submitted to the Closing Date with respect to the Concessions under Option and the original copy of the vouchers for the payments of mining rights for the Concessions under Option assessed as of their respective issuance dates, the former including the report submitted for year 2008 (two thousand and eight) and the latter, including the receipt for the payment of mining rights assessed for the first semester of 2009 (two thousand and nine), and Paramount shall have received from Sunburst or Mexoro, certified copies of the documents, invoices, and vouchers of any other type that evidence that the investments reported in the respective reports to evidence mining works were actually performed;

P)

Paramount shall have received from Sunburst or Mexoro original copies of the up-dated certificates issued by the Public Registry of Mining, evidencing that

[27]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

the Concessions under Option are free and clear of Liens, except for the Mortgages that shall be cancelled pursuant to clause (V)(I) hereof; and

Q)

Paramount shall have received from Sunburst or Mexoro original copies of up-dated certificates of compliance of obligations issued by the competent agencies of the Direction General of Mines, evidencing that the Concessions under Option are current in the submittal of reports proving mining works and in the payment of mining rights.

R)   Paramount shall have received from Sunburst or Mexoro, originals or certified copies of the powers of attorney or other documents that evidence in a certifying way, in Paramount’s opinion, that the persons that executed this Agreement in representation of Sunburst and Mexoro were duly designated and that they had sufficient powers to bind Sunburst and Mexoro pursuant to the terms hereof.

S)

Paramount shall have received from Sunburst or Mexoro, the registration data of the San Antonio Option Agreement in the Public Mining Registry;

T)

Paramount shall have received from Sunburst or Mexoro, the registration data of the Guazapares Agreement in the Public Mining Registry;

U)

Paramount shall have received from Sunburst or Mexoro the registration data of the San Antonio Agreement in the Public Mining Registry;

V)

Paramount shall have received from Sunburst or Mexoro a certified copy of the articles of incorporation and corporate bylaws of Compañía Minera de Namiquipa, S.A. de C.V. and its amendments, with the registration data thereof in the Public Registry of Commerce and the Public Mining Registry;

W)

Paramount shall have received from Sunburst or Mexoro the registration data in the Public Mining Registry of the articles of incorporation and the public instrument that formalized the change of name of Rachasa from its original name to Minera Rachasa, S.A. de C.V. and a certified copy of said public instruments;

X)

Paramount shall have received from Sunburst or Mexoro, certified copies of the Permits;

Y)

Paramount shall have received from Sunburst or Mexoro, certified copies of the Related Agreements;

Z)

Paramount shall have received from Sunburst or Mexoro, an executed and duly formalized original of the contract or agreement through which the holders of the Guazapares Concessions accepted a decrease of the 2.5% (two

[28]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

point five percent) royalty which they have a right to according to the Guazapares Agreement, to 2% (two percent) and accepted to defer the payment of what is owed to them pursuant to the Guazapares Agreement, to the 37th (thirty seventh) month following the Closing Date, with the data  of registration of said agreement or contract in the Public Mining Registry;

AA)

Paramount shall have received from Sunburst or Mexoro, an executed and duly formalized original of the contract or agreement through which Astorga accepted a decrease of the 2% (two percent) royalty which he has a right to according to the San Antonio Option Agreement, to 1.5% (one point five percent) and accepted to defer the payment of what is owed to him pursuant to the San Antonio Option Agreement, to the 37th (thirty seventh) month following the Closing Date, with the data  of registration of said agreement or contract in the Public Mining Registry;

BB)

The Related Agreements shall have been registered in the National Agrarian Registry and Sunburst and Mexoro shall have delivered to Paramount certifying evidence of said registration, jointly with the originals of the Related Agreements thus registered.

 (VI)

OBLIGATIONS TO INDEMNIFY

A)

Sunburst and Mexoro, jointly and severally shall hold Paramount harmless from complaints, accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for closure or suspension of activities, fines and sentences directly or indirectly related to workers and personnel used in the execution of works in any of the Lots prior to the Closing Date, among which, by way of illustration, but not by way of limitation, are obligations related to the respective labor benefits, the Mexican Social Security Institute, the Institute for the National Workers’ Housing Fund, retirement savings funds, and the withholding and submittal or payment of any tax type generated by reason of said labor relations; Sunburst and Mexoro shall indemnify Paramount for damages and shall compensate it for losses sustained by Paramount directly or indirectly related to the failure to comply any of such obligations; and Sunburst and Mexoro shall reimburse Paramount procedural fees and costs and expenses it paid to defend itself from said lawsuits,

[29]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for the closure or suspension of activities, fines, and sentences.

For no reason and under no circumstance whatsoever shall it be deemed that  Paramount is substituting or shall substitute any person or entity that has performed works in any of the Lots prior to entering into this Agreement, as employer  in its labor relations, nor shall it be deemed that it is assuming the compliance of any of said obligations under a different concept or means. In case the substitution of the employer were to operate by law, Sunburst and Mexoro agree to reimburse and shall reimburse Paramount, within a 5 (five) calendar day term following the date on which Paramount may so require, the amounts paid by Paramount for labor obligations and obligations related labor obligations not complied by the employer that Paramount has substituted by mandate of the law, plus accessories, and fees and costs and procedural expenses paid by Paramount in relation to said substitution of employer, plus interests at the legal rate.

B)

Paramount shall hold Sunburst and Mexoro harmless from complaints, accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for closure or suspension of activities, fines and sentences directly or indirectly related to workers and personnel used in the execution of works in any of the Lots as of the date on which this Agreement becomes binding, among which, by way of illustration, but not by way of limitation, are obligations related to the respective labor benefits, the Mexican Social Security Institute, the Institute for the National Workers’ Housing Fund, retirement savings funds, and the withholding and submittal or payment of any tax type generated by reason of said labor relations; Paramount shall indemnify Sunburst and Mexoro for damages and shall compensate Sunburst and Mexoro for losses sustained by them directly or indirectly related to the failure to comply any of such obligations; and Paramount shall reimburse Sunburst and Mexoro procedural fees and costs and expenses these have paid to defend themselves from said lawsuits, accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for the closure or suspension of activities, fines, and sentences.

For no reason and under no circumstance whatsoever shall it be deemed that Sunburst and Mexoro are substituting or shall substitute any person or entity that has performed works in any of the Lots as of the date on which this Agreement became binding, as employer in their labor relations, nor shall

[30]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

these be deemed assuming the compliance of any of said obligations under a different concept or means. In case the substitution of the employer were to operate by law, Paramount agrees to reimburse and shall reimburse Sunburst and Mexoro, within a 5 (five) calendar day term following the date on which Sunburst and Mexoro may so require, the amounts paid by Sunburst and Mexoro for labor obligations and obligations related labor obligations not complied by the employer that Sunburst and Mexoro have substituted by mandate of the law, plus accessories, and fees and costs and procedural expenses paid by Sunburst and Mexoro in relation to said substitution of employer, plus interests at the legal rate.

C)

Sunburst and Mexoro, jointly and severally, (i) shall hold Paramount harmless from complaints, accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for closure or suspension of activities, fines and sentences directly or indirectly related to the actual or alleged failure to comply the obligations of Sunburst, Mexoro, the Concessionaires, or any other person (including contractors or subcontractors) for works executed in any of the Lots prior to the Closing Date, set forth in the Environmental Law, and set forth in other ecological balance and environmental protection, health, safety, explosives, land use set of laws or codes, and to other matters directly or indirectly related to works executed in any of the Lots prior to the date on which this Agreement becomes mandatory; (ii) shall indemnify Paramount for damages and compensate for losses sustained by Paramount directly or indirectly in relation to the failure to comply any of said obligations; and (iii) shall reimburse Paramount procedural fees and costs and expenses it paid to defend itself from said lawsuits, accusations, charges, claims, proceedings, lawsuits, sanctions, liabilities, orders for the closure or suspension of activities, fines, and sentences.

Paramount assumes the same liabilities as regards Sunburst, Mexoro and the Concessionaires for acts or works performed on the Lots for the duration  of the options in case Paramount does not exercise said options.

D)

At all times and for their own expense, Sunburst and Mexoro, jointly and severally shall defend Paramount, its successors and assigns against any person that alleges better rights on or in relation to any of the Assets.

(VII)

[31]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

ASSIGNMENT OF RIGHTS AND OBLIGATIONS AND SECURITY

A)

As of now Sunburst and Mexoro irrevocably authorize Paramount to assign some or all of the rights and obligations or duties resulting from this Agreement, to an Affiliate, without the need of an agreement or any further or additional consent, Paramount having no further obligation or duty than to inform Sunburst and Mexoro, within a  30 (thirty) calendar day term following the date on which the assignment has taken place, (i) of the name or corporate name of the assignee; (ii) the date of the assignment; (iii) the business address of the assignee; and (iv) the name of the assignee’s representative with whom Sunburst y Mexoro shall deal everything related to said assignment. The assignment referred to in this subsection shall fully (in case of a total assignment) or partly (in case of a partial assignment) release Paramount from the obligations it assumes under this Agreement. This Agreement shall inure to the benefit of and shall be binding for the parties hereof and their respective successors and permitted assignees. Despite that which has been set forth in this subsection (A), Paramount shall not assign its obligation to pay Sunburst the additional sum set forth in clause IV (four), subsection (F) hereof.

B)

Sunburst and Mexoro shall not be entitled to assign the rights and obligations or duties resulting from this Agreement, either in part or in full, and any assignment by Sunburst or Mexoro (or both) in violation of that which has been agreed to in this subsection shall not be binding upon, or opposable for Paramount. Nonetheless, Sunburst may assign or put up as collateral the balance remaining in the escrow account set forth in clause IV (four), subsection (E)(3)(d), committing to inform Paramount (i) the name or corporate name of the assignee; (ii)  the date of the assignment; (iii) the business address of the assignee; and (iv) the name of the assignee’s representative with whom Paramount shall deal everything related to said assignment, within a 30 (thirty) calendar day period following the date on which the assignment has taken place.

C)

Paramount may secure this Agreement and the rights resulting hereof without requiring an additional consent or agreement by Sunburst or Mexoro (and from both) for such purpose.

(VIII)

[32]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

CONFIDENTIALITY

A)

The parties shall keep the content and the execution hereof and all data, reports, records, and other information which shall be put in their possession by the other party by reason of this Agreement and shall cause their shareholders, directors, officers, representatives, employees, and other persons related thereto keep the content and the execution hereof and all data, reports, records, and other information which shall be put in their possession by the other party by reason of this Agreement as strictly confidential, unless information related to or acquired due to the activities conducted pursuant hereto has to be provided (i) to their employees, representatives, contractors, subcontractors, and consultants to the degree in which it may be necessary to aid them in their due diligence investigations or to comply with the obligations or duties of the parties hereto, provided the person, firm, company or other entity has agreed to subject to this confidentiality provision and the party disclosing said information assumes its responsibility to the other for any breach of this duty of confidentiality by the person, firm, company or other entity to which said disclosing party had disclosed said confidential information; (ii) to the stock exchange, fiscal, administrative, judicial, or arbitral authorities or officials, pursuant to the law; (iii) to banks or other financial entities or parties interested in financing the works that Paramount has a right to execute pursuant to this Agreement; (iv) to good faith third parties interested in acquiring the rights, duties and obligations resulting in favor of Paramount from this Agreement; (v) to the general public pursuant to the laws and rules that govern the placement or sale of stock or negotiable instruments in stock markets in Mexico or abroad; and (vi) the accountants and consultants of the parties, subject to what has been agreed to in this clause.

B)

The filing of this Agreement and its amendments or additions in the Public Registry of Mining and other public registries in order to record it, shall not be deemed a breach of the duty of confidentiality stipulated in this clause.

(IX)

OTHER STIPULATIONS

[33]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

A)

This Agreement substitutes, cancels, supersedes, terminates and annuls the effects of any agreements, letters of agreement, contracts, letters of intent, and agreements of any other type entered into in relation to the object of this Agreement on a date prior to the execution hereof, except for the Letter of Agreement which this Agreement develops and elaborates on in greater detail and profusion. It is not the parties’ intent for this Agreement to be discrepant, inconsistent or conflicting with the Letter of Agreement. If this Agreement is discrepant, inconsistent or conflicting with the Letter of Agreement, the Letter of Agreement shall prevail. The fact that the Letter of Agreement has been developed and prepared in greater detail and profusion herein shall not be deemed a discrepancy, inconsistency or in conflict with the Letter of Agreement.

B)

All obligations, duties and commitments assumed by the parties are contained and comprised exclusively herein and in the Letter of Agreement. There are no verbal covenants or understandings prior or contemporary to the execution of this Agreement or the Letter of Agreement that binds the parties in any sense whatsoever.

C)

Each, Sunburst and Mexoro shall execute and deliver to Paramount as many additional documents or instruments as Paramount might request them to  execute and deliver if necessary in Paramount’s exclusive opinion, so that this Agreement may be registered in the Public Registry of Mining and in other public registries, so that the rights granted by this Agreement to Paramount may be acknowledged by government authorities or private parties and, in general, so that the purposes hereof, as stated in the agreement’s clauses and in those of the Letter of Agreement, may be attained and materialized and in all these cases, Sunburst and Mexoro shall act with diligence and good faith, including, but without being limited to documents or instruments required, in Paramount’s opinion, for the Permits and Related agreements object of this subsection, to be duly acknowledged and registered  in favor of Paramount, as assignee or beneficiary thereof; nevertheless, the additional documents or instruments object of this subsection shall not be a part of the suspensive conditions for the Closing.

D)

No amendments, supplements, restatements, reforms, or additions hereto shall be mandatory or executable coactively if not in writing and signed by all the parties.

[34]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

E)

Titles or headings used herein are solely for ease of reading, but do not determine, affect, restrict, or expand the scope of the rights and obligations or duties resulting from this meeting of the wills.

F)

For the purposes hereof, “Business days” shall be those that are not mandatory holidays pursuant to the Federal Mexican Labor Law. When the last day of a term set forth herein to make a payment is a mandatory holiday pursuant to said law, the payment shall be made on the business day immediately thereafter. For the purposes hereof, “Calendar days” shall be all days of the normal calendar. In this Agreement, “Months” shall refer to thirty calendar day periods whenever these are not calculated as of the first day of the corresponding calendar month.

G)

In the negotiation and execution hereof there has no fraud, bad faith, violence, illegality, injury, error, reverential fear, disability or any other defect affecting the will or the consent of the contracting parties.

H)

The parties categorically state that they do not have any action for the non-existence, invalidity, nullity or lack of force hereof or any other similar ones tending to deprive the Agreement of its effects or to release said parties from the Agreement’s binding nature and that they irrevocably waive those actions which in a given case they may have to obtain any of declarations stated.

I)

There is no injury in particular. The considerations agreed to herein are fair, equitable, and commercial. Despite the foregoing, the parties irrevocably waive any action or right which, in a given case, they would have to demand the non-existence, nullity, rescission, lack of force, or deprivation of legal effects of this Agreement, by objective or subjective or any other type of injury.

J)

All consents, authorizations, permits, waivers, agreements, acknowledgements, confirmations and pacts given and agreed to herein are deemed irrevocable, despite the fact that in some cases this may not be stated expressly.

K)

Disbursements which pursuant to this agreement should be made by any of the contracting parties shall be deemed exclusively at their expense, that is,

[35]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

the party incurring such disbursements shall not have any right to compensation, prorating, reimbursement, or refund for any other concept.

L)

During the discussion and acceptance of the terms, conditions, and clauses hereof, and at the time of its execution, ratification and acknowledgement, the parties were advised by their own legal counsels who explained the scope and the legal consequences of its content duly and sufficiently.

M)

Sunburst, Paramount, PG&S, and Mexoro mutually acknowledge their legal existence and subsistence, as well as the appointments and the powers and authority of those who enter into this agreement in their respective representation, since their legal counsels had before them and analyzed the documents that evidence it.

N)

None of the parties or their Affiliates shall make any public announcement in relation to the execution of this Agreement or the negotiations related thereto, without the prior written approval of the other party, unless said public announcement is mandatory pursuant to the applicable law. Provided said announcement is required by the applicable law, the party committed to provide it shall inform the other party of the content of the proposed announcement and shall make all commercially reasonable efforts to obtain the approval of the announcement from the other party, approval which shall not be unreasonable withheld.

Ñ)

Each party shall be responsible for its own internal costs and legal, accounting, and professional fees incurred in relation to the negotiations, preparation, and execution hereof. Any payment related to registrations or disbursement payable to any authority, government or regulatory agency shall be borne by Sunburst.

O)

None of the parties shall be deemed as having waived the exercise of any of its rights pursuant to this Agreement, unless the waiver is provided in writing. No waiver with respect to any instance involving the exercise of a right shall be deemed as a waiver with respect to any other instance that involves the exercise of this right or with respect to any other right.

P)

Each provision hereof is deemed different and divisible or separable. If any provision hereof is or would be deemed illegal, invalid, or unenforceable in any of its parts or as a whole, in any jurisdiction by a court of competent jurisdiction, the illegality, invalidity or unenforceability of said provision shall

[36]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

not affect the legality, validity or enforceability of the remaining provisions hereof or the legality, validity, or enforceability of this provision in any other jurisdiction.

Q)

All representations, assurances, obligations and liabilities made, granted, acquired or contracted by Sunburst through and by reason of this Agreement and under the laws applicable to it, shall be deemed and understood as joint and several representations, assurances, obligations, and liabilities of Mexoro and Sunburst, that is, demandable from Mexoro and Sunburst, jointly or separately, or successively for all legal purposes, and shall be deemed complied  and satisfied only at Paramount’s full satisfaction. The lack of compliance and satisfaction of said obligations and liabilities by Sunburst or the inexact, incomplete or untimely compliance, or the incompleteness, inaccuracy, or lack of truthfulness of said representations and assurances, at Paramount’s sole opinion, shall give Paramount actions, rights, recourses, and privileges against Mexoro or against Sunburst or against Sunburst and Mexoro simultaneously, without any restriction whatsoever. The exercise of any action, right, recourse, or privilege against any of Sunburst or Mexoro shall not release the other and Paramount shall not file suit or demand first one and then the other, or in any determined order.

R)

All de facto and de jure representations, assurances, and assertions of the contracting parties hereof shall be deemed made and granted to the best of the knowledge of the party that made or granted it, that is, after and as a result of a due, diligent and exhaustive inquiry, verification, and documentary and official confirmation conducted with the best of its available resources, methods and staff and with the intention of not stating, assuring, or asserting things or situations that do not strictly adhere to the truth and that are substantially in agreement with the highest evidentiary standards.

(X)

DOMICILES

All notices, notifications or communications that are or should be given in relation hereto shall be delivered, made or sent in writing to the following domiciles:

[37]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

A)

If for Sunburst and Mexoro: Calle General Retana 706, Col. San Felipe, Chihuahua, Chihuahua 31203. To the attention of: Francisco Ramon Quiroz Luna.

B)

If for Paramount or PG&S: Bulevar Hidalgo 64, Colonia Centenario, Hermosillo, Sonora, 83260. To the attention of; Eduardo Robles Elías.

C)

Unless otherwise set forth herein, notices and communications shall be deemed effective on the business day following that on which these have been convincingly received at the respective aforementioned domiciles, notwithstanding if they are actually and effectively received by the addressee. If mail is used, notices and communications always shall be sent by certified mail return receipt requested.

D)

Notices, notifications, or communications may be delivered to or made by whoever these are addressed to in any place where the addressee, its attorney in fact or representative with sufficient powers is located, although it may not be the domicile set forth in this clause and notices, notifications, or communications thus delivered shall have the same value and force as if delivered at the domicile set forth in this clause.

E)

Judicial notices shall be served at the place set forth by the law and shall be deemed effective where and when and under the conditions established in the law.

F)

While the parties do not set forth a domicile other than the one stated in this clause, notices, notifications, and communications respectively given, made or sent to the domicile set forth in this clause, shall produce full effects, despite the fact that effectively and actually the parties no longer have the domiciles stated in this clause. Notices for the change of domicile shall become effective on the fifteenth calendar day following the date on which said notices take effect pursuant to this clause. Every new domicile of the parties established for the ends and purposes of this clause shall be located in Mexico and shall be precise in regard to street name, street number or building, apartment or suite number or letter (in a given case), city area or urban development, city and zip code.

(XI)

[38]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

CONTROVERSIES OR DISPUTES AND APPLICABLE LAW

A)

The parties subject to the exclusive jurisdiction and competence of the courts of the Province of Ontario, Canada, which shall know and resolve any action, measure or legal petition whose direct or indirect cause is this Agreement, including, but not limited to, those related to its existence, validity, interpretation, and compliance and they clearly, expressly, and precisely waive the jurisdiction and competence of other judges or courts that could correspond to them due to their domiciles, location of the administration or the main business establishment of the parties, contacts with other jurisdictions or doctrines or similar principles, object of this Agreement, territory, or any other present or future reasons, causes or circumstances.

B)

The laws of the Province of Ontario and the applicable federal laws of Canada shall govern all controversies arising in relation to the existence, validity, interpretation, and compliance hereof and the obligations, duties and responsibilities of the parties, including their mandatory enforcement, with the exclusion of the norms of said laws that establish a jurisdiction or competence other than the one agreed to in the foregoing subsection and with the exclusion of the norms of said right that establish that this Agreement is subject to a system of laws other than the one set forth at the beginning of this subsection. Despite what has been established in this subsection, all issues that may arise in relation to the Concessions under Option themselves and in relation to the interests and rights resulting from said Concessions under Option, the Option Agreements, and the Astorga Agreement, shall be governed by and resolved pursuant to the applicable Mexican laws.

The parties execute this Agreement in full agreement therewith, being well informed of its scope and legal content and make it mandatory in all legal aspects. They execute five counterparts thereof, each of which shall be deemed an original which shall have the same value and effect.

[39]

Agreement for the assignment of mining agreements

entered into by Sunburst Mining de México S.A. de C.V.,

Mexoro Minerals Ltd., Paramount Gold de México S.A. de C.V., and

Paramount Gold and Silver Corp.

______________________________ Sunburst Mining de México S.A. de C.V., represented by Francisco Ramon Quiroz Luna and Yadhira Rivera Balderrama, executed in Chihuahua, Chihuahua, on June 26, 2009	____________________________ Paramount Gold de México S.A. de C.V., represented by Eduardo Robles Elias, executed in Hermosillo, Sonora, on June 26, 2009

_________________ Mexoro Minerals Ltd., represented by Francisco Ramon Quiroz Luna, executed in Chihuahua, Chihuahua, on June 26, 2009	______________________________ Paramount Gold and Silver Corp., represented by Eduardo Robles Elias, executed in Hermosillo, Sonora, on June 26, 2009

[40]